AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2001
--------------------------------------------------------------------------------

                                                              FILE NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                           (Exact Name of Registrant)

               NEW YORK                                 36-2608394
     (State or Other Jurisdiction                    (I.R.S. Employer
   of Incorporation or Organization)              Identification Number)

                                  P.O. Box 9075
                        Farmingville, New York 11738-9075
                                  516/451-5300
            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-2400
       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:
RICHARD T. CHOI, ESQUIRE                          ANTHONY POOLE, ESQUIRE
FOLEY & LARDNER                                     ALFS, INC.
3000 K STREET, N.W.                               3100 SANDERS ROAD
SUITE 500                                         NORTHBROOK, IL 60062
WASHINGTON, D.C. 20000-5109
202-672-5300

Approximate date of commencement of proposed sale to the Public: The annuity contract covered by this registration statement is to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/


CALCULATION OF REGISTRATION FEE



===========================================================

Title of Securities   Amount To Be    Proposed Maximum      Proposed Maximum    Amount of
To Be Registered      Registered(1)   Aggregate Price Per   Aggregate Offering Registration
                                             Unit                Price(1)         Fee(3)


--------------- ------------------------ -------------------- ------------------- -----------
Deferred Annuity         $25,000,000             (2)          $25,000,000         $6,250
Contracts and                                                                        (3)
Participating
Interests Therein
---------------- ------------------------ -------------------- -----------------  -----------


(1) Estimated solely for purpose of determining the registration fee.

(2) The Contract does not provide for a predetermined amount or number of units.

(3) Of the $18,181,818 of units of interest under deferred variable annuity contracts registered under Registration Statement No. 333-44630, $18,181,818, for which a filing fee of $4,800 was previously paid, are being carried forward pursuant to Rule 429, and of the $15,320,000 of units of interest under deferred variable annuity contracts registered under Registration Statement No. 033-47245, $5,217,360 for which a filing fee of $1,630.42 was previously paid, are being carried forward pursuant to Rule 429.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                Explanatory Note

Registrant is filing this registration statement for the purpose of (i) registering additional market value adjustment ("MVA") interests under a deferred variable annuity contract ("Contract") previously described in the prospectuses contained in Registrant's Form S-3 registration statement (File No. 333-44630) (the "Existing Prospectuses"), and (ii) to make non-material modifications to the Existing Prospectuses related to the Contract.

THE CUSTOM ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
P.O. BOX 94038
PALATINE, IL 60094-4038
TELEPHONE NUMBER: 1-800-692-4682                  PROSPECTUS DATED MAY 1, 2001

--------------------------------------------------------------------------------

Allstate Life Insurance Company of New York ("ALLSTATE NEW YORK") is offering The Custom Annuity, an individual single premium deferred annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contracts are available through financial institutions and broker-dealers who have entered into a distribution agreement with ALFS, Inc., the principal underwriter for the Contracts.
--------------------------------------------------------------------------------


                   THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                   DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                   HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
                   PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
    IMPORTANT      FEDERAL CRIME.
     NOTICES
                   INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                   INCLUDING POSSIBLE LOSS OF PRINCIPAL.
                   THE CONTRACTS ARE AVAILABLE ONLY IN NEW YORK.

                                   PROSPECTUS

TABLE OF CONTENTS
-------------------------------------------------------------------

                                                                        PAGE
----------------------------------------------------------------------------
OVERVIEW
----------------------------------------------------------------------------
   Important Terms                                                        3
----------------------------------------------------------------------------
   The Contract At A Glance                                               4
----------------------------------------------------------------------------
   How the Contract Works                                                 5
----------------------------------------------------------------------------
CONTRACT FEATURES
----------------------------------------------------------------------------
   The Contract                                                           6
----------------------------------------------------------------------------
   Purchases and Contract Value                                           7
----------------------------------------------------------------------------
   Guarantee Periods                                                      8
----------------------------------------------------------------------------
   Expenses                                                               9
----------------------------------------------------------------------------
   Access To Your Money                                                  10
----------------------------------------------------------------------------
   Income Payments                                                       11
----------------------------------------------------------------------------
   Death Benefits                                                        12
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                                        PAGE

OTHER INFORMATION
----------------------------------------------------------------------------
   More Information:                                                     13
----------------------------------------------------------------------------
      Allstate New York                                                  13
----------------------------------------------------------------------------
      The Contract                                                       13
----------------------------------------------------------------------------
      Qualified Plans                                                    13
----------------------------------------------------------------------------
      Legal Matters                                                      13
----------------------------------------------------------------------------
   Taxes                                                                 13
----------------------------------------------------------------------------
   Experts                                                               16
----------------------------------------------------------------------------
   Annual Reports and Other Documents                                    16
----------------------------------------------------------------------------
APPENDIX A -- MARKET VALUE ADJUSTMENT                                   A-1
----------------------------------------------------------------------------

                            2      PROSPECTUS

IMPORTANT TERMS
-------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
--------------------------------------------------------------------------------
   Accumulation Phase                                                          5
--------------------------------------------------------------------------------
   Allstate New York ("We")                                                   13
--------------------------------------------------------------------------------
   Annuitant                                                                   6
--------------------------------------------------------------------------------
   Beneficiary                                                                 6
--------------------------------------------------------------------------------
   Cancellation Period                                                         7
--------------------------------------------------------------------------------
   Contract                                                                    6
--------------------------------------------------------------------------------
   Contract Owner ("You")                                                      6
--------------------------------------------------------------------------------
   Contract Value                                                              7
--------------------------------------------------------------------------------
   Due Proof of Death                                                         12
--------------------------------------------------------------------------------
   Guarantee Periods                                                           8
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                            PAGE
   Income Plans                                                               11
--------------------------------------------------------------------------------
   Issue Date                                                                  5
--------------------------------------------------------------------------------
   Market Value Adjustment                                                     9
--------------------------------------------------------------------------------
   Payout Phase                                                                5
--------------------------------------------------------------------------------
   Payout Start Date                                                          11
--------------------------------------------------------------------------------
   Preferred Withdrawal Amount                                                10
--------------------------------------------------------------------------------
   Qualified Contracts                                                        15
--------------------------------------------------------------------------------
   SEC                                                                        16
--------------------------------------------------------------------------------
   Settlement Value                                                           12
--------------------------------------------------------------------------------
   Systematic Withdrawal Program                                              10
--------------------------------------------------------------------------------

                            3      PROSPECTUS

THE CONTRACT AT A GLANCE
-------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

SINGLE PAYMENT                              You can purchase a Contract with as little as $1,000 (we may increase the minimum to $4,000 in the future).
--------------------------------------------------------------------------------------------------------

RIGHT TO CANCEL                             You may cancel your Contract within 10 days of receipt
                                            ("CANCELLATION PERIOD") and receive a full refund of your
                                            purchase payment.
--------------------------------------------------------------------------------------------------------

EXPENSES                                    -  A withdrawal charge will apply to withdrawals made during the initial Guarantee Period. Withdrawal charges will be
                                               the lesser of (a) the amount withdrawn in excess of the
                                               Preferred Withdrawal Amount times one-half of the
                                               interest rate for the Guarantee Period, or (b) interest
                                               earned on the amount withdrawn (certain limits may apply
                                               to reduce this charge). The charge will not exceed 10% of
                                               the amount withdrawn, reduced by 1% for every year the
                                               contract is in force times the sum of the amount
                                               withdrawn and the Market Value Adjustment (described
                                               below).
                                            -  State premium tax (New York currently does not impose
                                               one)
--------------------------------------------------------------------------------------------------------

GUARANTEED INTEREST                         The Contract offers fixed interest rates that we guarantee for specified periods that we call "GUARANTEE PERIODS." To find out what the current rates are on the Guarantee
                                            Periods, call us at 1-800-692-4682.
--------------------------------------------------------------------------------------------------------

SPECIAL SERVICES                            For your convenience, we offer a SYSTEMATIC WITHDRAWAL
                                            PROGRAM.
--------------------------------------------------------------------------------------------------------

INCOME PAYMENTS                             The Contract offers three income payment plans:
                                            -  life income with guaranteed payments
                                            -  a joint and survivor life income with guaranteed payments
                                            -  guaranteed payments for a specified period (5 to 30
                                               years)
--------------------------------------------------------------------------------------------------------

DEATH BENEFITS                              If you or the ANNUITANT dies before the PAYOUT START DATE, we will pay the death benefit described in the Contract.
--------------------------------------------------------------------------------------------------------

WITHDRAWALS                                 You may withdraw some or all of your Contract value
                                            ("CONTRACT VALUE") at any time prior to the Payout Start
                                            Date. If you withdraw Contract Value from a Guarantee Period before its maturity, a withdrawal charge, MARKET VALUE
                                            ADJUSTMENT, and taxes (including a 10% penalty tax for
                                            withdrawals before age 59 1/2) may apply.

                            4      PROSPECTUS

HOW THE CONTRACT WORKS
-------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in the Contract and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the "Payout Start Date", which is the date we apply your money to provide income payments. You allocate your purchase payment to a Guarantee Period that earns a fixed rate of interest that we declare periodically.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 11. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last income payment required by the Income Plan you select. During the Payout Phase, we guarantee the amount of your payments, which will remain fixed. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

         ISSUE           ACCUMULATION PHASE       PAYOUT START      PAYOUT
          DATE                                        DATE          PHASE
  ------------------------------------------------------------------------------------------------------------
  You buy               You save for          You elect to receive  You can receive       Or you can
  a Contract            retirement            income                income payments       receive income
                                              payments or receive   for a set period      payments for life
                                              a lump sum payment

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner or, if none, the BENEFICIARY, will exercise the rights and privileges provided by the Contract. SEE "THE CONTRACT." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if there is none, to your Beneficiary. SEE "Death Benefits."

Please call us at 1-800-692-4682 if you have any questions about how the Contract works.

                            5      PROSPECTUS

THE CONTRACT
-------------------------------------------------------------------

The Custom Annuity is a contract between you, the Contract owner, and Allstate New York, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

- the amount and timing of your withdrawals,

- the programs you want to use to withdraw money,

- the income payment plan you want to use to receive retirement income,

- the Annuitant (either yourself or someone else) on whose life the income payments will be based,

- the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

- any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary, may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 80 as of the date we receive the completed application.

You can use the Contract with or without a "qualified plan." A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED CONTRACT" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page 13.

ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for specified periods). The Contract requires that there be an Annuitant at all times during the Accumulation Phase and on the Payout Start Date. The Annuitant must be a natural person. The maximum age of any Annuitant cannot exceed age 80 as of the date we receive the completed application.

You initially designate an Annuitant in your application. A Contract owner who is a natural person may change the Annuitant prior to the Payout Start Date. Once we receive your change request, any change will be effective at the time you sign the written notice. We are not liable for any payment we make or other action we take before receiving any written request from you. You may designate a joint Annuitant, who is a second person on whose life income payments depend.

BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. If the Contract owner is a natural person, we will determine the Beneficiary from the most recent request of the Contract owner.

If the Contract owner is a non-natural person, the Contract owner is also the Beneficiary, unless a different Beneficiary is named.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

- your spouse or, if he or she is no longer alive,

- your surviving children equally, or if you have no surviving children,

- your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT
Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. We will notify you of any changes. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT
We will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may otherwise assign periodic income payments under the

                            6      PROSPECTUS

Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES AND CONTRACT VALUE
-------------------------------------------------------------------

MINIMUM PURCHASE PAYMENT
Your purchase payment must be at least $1,000. We may increase the minimum to $4,000 in our sole discretion. We do not accept additional purchase payments on existing Contracts. We reserve the right to limit the maximum amount of purchase payment we will accept. We reserve the right to reject any application in oursole discretion.

ALLOCATION OF PURCHASE PAYMENT
You must select a Guarantee Period for your purchase payment from among those that we offer. A Guarantee Period is a period of years during which you will earn a guaranteed interest rate on your money. We will apply your purchase payment to the Guarantee Period you select within 7 days of the receipt of the payment and required issuing information.

RIGHT TO CANCEL
You may cancel your Contract within the Cancellation Period, which is 10 days following receipt of your Contract. If you exercise this right to cancel, the Contract terminates and we will pay you the full amount of your purchase payment or any greater amount your state may require.

CONTRACT VALUE
Your Contract Value at any time during the Accumulation Phase is equal to the purchase payment you have invested in the Guarantee Period, plus earnings thereon, and less any amounts previously withdrawn. Your Contract uses the term "Account Value" instead of "Contract Value."

                            7      PROSPECTUS

GUARANTEE PERIODS
-------------------------------------------------------------------

The purchase payment you allocate to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years.

The amount that you allocate to a Guarantee Period becomes part of our general account, which supports our insurance and annuity obligations. The general account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the general account, subject to applicable law. Any money you allocate to a Guarantee Period does not entitle you to share in the investment experience of the general account.

INTEREST RATES
We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, sales commissions and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your financial advisor or Allstate New York at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed rate stated in the Contract.

HOW WE CREDIT INTEREST
We will credit interest to your purchase payment from the Issue Date. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment               $10,000
Guarantee Period               5 years
Annual Interest Rate             4.50%

                                                                                  END OF CONTRACT YEAR
                                                             --------------------------------------------------------------
                                                               YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5
---------------------------------------------------------------------------------------------------------------------------
Beginning Contract Value                                     $10,000.00
X (1 + Annual Interest Rate)                                    X 1.045
                                                             ----------
                                                             $10,450.00
Contract Value at end of Contract Year                                    $10,450.00
                                                                          ----------
X (1 + Annual Interest Rate)                                                 X 1.045
                                                                          ----------
                                                                          $10,920.25
Contract Value at end of Contract Year                                                 $10,920.25
X (1 + Annual Interest Rate)                                                              X 1.045
                                                                                       ----------
                                                                                       $11,411.66
Contract Value at end of Contract Year                                                              $11,411.66
X (1 + Annual Interest Rate)                                                                           X 1.045
                                                                                                    ----------
                                                                                                    $11,925.19
Contract Value at end of Contract Year                                                                           $11,925.19
X (1 + Annual Interest Rate)                                                                                        X 1.045
                                                                                                                 ----------
                                                                                                                 $12,461.82
Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82 - $10,000)
---------------------------------------------------------------------------------------------------------------------------

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

                            8      PROSPECTUS

RENEWALS
At least 35 calendar days prior to the end of each Guarantee Period, we will mail you a notice listing your renewal options. During the 10-day period after the end of the Guarantee Period, you may:

1. Take no action. We will automatically apply your money to a one-year renewal Guarantee Period. The new interest rate will be set at the time of renewal; or

2. Instruct us to apply your money to a new Guarantee Period from among those that may be available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for the new Guarantee Period; or

3. Withdraw all or a portion of your money without incurring a withdrawal charge or a Market Value Adjustment. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

During the first 10 days of a renewal Guarantee Period, any amount withdrawn will not reflect any interest earned during the 10-day period.

MARKET VALUE ADJUSTMENT
All withdrawals from a Guarantee Period, other than those taken during the 10 day period after a Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment may also apply upon payment of a death benefit under a Contract.

We will not apply the Market Value Adjustment on:

- the Payout Start Date;

- withdrawals you take to satisfy IRS required distribution rules for the Contract; or

- withdrawals within the Preferred Withdrawal Amount, described under "Expenses" on page 9.

We apply the Market Value Adjustment to reflect changes in interest rates from the time the amount being withdrawn was allocated to a Guarantee Period to the time you withdraw it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the effective annual interest crediting rate for a period equal to the Guarantee Period at its inception to the interest crediting rate for a period equal to the time remaining in the Guarantee Period when you remove your money. See "Appendix A" for a more detailed description.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly from the time you make a purchase payment, the Market Value Adjustment, withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than your purchase payment plus interest at the minimum guaranteed interest rate under the Contract. However, we guarantee that the amount received upon surrender (prior to any withholding and before deduction for any applicable premium taxes) will be at least equal to your purchase payment less any prior partial withdrawals.

Generally, if the annual interest rate for the Guarantee Period is lower than the applicable current annual interest rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you. Conversely, if the annual interest rate for the Guarantee Period is higher than the applicable current annual interest rate, then the Market Value Adjustment will result in a higher amount payable to you.

For example, assume that you purchase a Contract and select an initial Guarantee Period of 5 years that has an annual interest rate of 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current interest rate for a 2 year Guarantee Period is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current interest rate for the 2 year Guarantee Period is 5.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

EXPENSES
-------------------------------------------------------------------

As a Contract owner, you will bear the charges and expenses described below.

WITHDRAWAL CHARGE
We may assess a withdrawal charge to amounts you withdraw prior to the end of the initial Guarantee Period. During each year (as measured from the

                            9      PROSPECTUS
commencement of a Guarantee Period), you can withdraw up to 10% of the amount of the funds allocated to that Guarantee Period without paying the withdrawal charge or a Market Value Adjustment. Unused portions of this 10% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future years. We will deduct withdrawal charges, if applicable, from the amount paid.

The amount of the withdrawal charge equals the lesser of:

A. one-half the interest crediting rate for the Guarantee Period multiplied by the amount withdrawn in excess of the Preferred Withdrawal Amount; or

B. interest earned on the amount withdrawn.

The amount of the withdrawal charge will not exceed 10% of the withdrawal amount, reduced by 1% for every year the Contract is in force, multiplied by the sum of: (1) the amount withdrawn; and (2) the Market Value Adjustment.

We do not apply a withdrawal charge in the following situations:

- withdrawals taken to satisfy IRS minimum distribution rules for the Contract

- on the Payout Start Date; or

- money withdrawn within 10 days after the expiration of a Guarantee Period which it had been allocated.

Withdrawals may be subject to tax penalties or income tax. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES
Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

ACCESS TO YOUR MONEY
-------------------------------------------------------------------

You can withdraw some or all of your money at any time prior to the Payout Start Date. You may not make any withdrawals or surrender your Contract once the Payout Phase has begun.

The minimum withdrawal amount is $100.00. If the amount you withdraw reduces your Contract Value to less than $1,000, we will treat the withdrawal request as a request for total withdrawal and the Contract will terminate.

The amount you receive may be reduced by a withdrawal charge, income tax withholding, 10% tax penalty, and any applicable premium taxes. The amount you receive may be increased or reduced by a Market Value Adjustment.

If you request a total withdrawal, we may require that you return your Contract to us. If we receive your request for a total withdrawal during the 10-day period following the end of a Guarantee Period, we will pay you the Contract Value as of the end of the Guarantee Period (less any applicable premium tax and withholding).

POSTPONEMENT OF PAYMENTS
We may defer payment of withdrawals for up to 6 months from the date we receive your withdrawal request.

SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $100. We will deposit systematic withdrawal payments into the Contract owner's bank account or an account designated by you. Please consult with your financial advisor for details.

Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

RETURN OF PURCHASE PAYMENT GUARANTEE
When you withdraw your money, a withdrawal charge and a Market Value Adjustment may apply. However, if you decide to surrender your Contract, we guarantee that the amount you receive upon surrender will never be less than your purchase payment, less amounts previously withdrawn (prior to withholding and the deduction of any taxes if applicable). Premium taxes, tax penalties and income tax withheld may reduce the amount you receive on surrender to less than your purchase payment. This guarantee does not apply to earnings on your purchase payment. The renewal of a Guarantee Period does not in any way change this guarantee.

                            10     PROSPECTUS

INCOME PAYMENTS
-------------------------------------------------------------------

PAYOUT START DATE
The Payout Start Date is the day we apply your Contract Value less any applicable taxes, to an Income Plan. The Payout Start Date must be:

- at least 30 days after the Issue Date; and

- no later than the Annuitant's 85th birthday, or the 10th Contract anniversary, if later, but not to exceed the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designated. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals or change your choice of Income Plan.

The three Income Plans available under the Contract are:

INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED
PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 -- GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD
(5 TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the life of the Annuitant. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amount of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

We may make other Income Plans available, including ones that you and we agree upon. You may obtain information about them by writing or calling us. If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

We will apply your Contract Value, less applicable taxes, to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000, or if your monthly payments would be less than $20, we may:

- pay you the Contract Value, less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

- reduce the frequency of your payments so that each payment will be at least
  $20.

INCOME PAYMENTS
We guarantee income payment amounts for the duration of the Income Plan. We calculate income payments by:

1. determining your Contract Value on the Payout Start Date;

2. deducting any applicable tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to six months or such shorter time state law may require. If we defer such payments for 10 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in

                            11     PROSPECTUS
connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS
-------------------------------------------------------------------

The Contract offers a death benefit prior to the Payout Start Date on the earlier of:

1. the death of any Contract owner, or

2. the death of the Annuitant.

We will pay the death benefit to the new Contract owner as determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary.

A claim for a distribution on death must include Due Proof of Death. We will accept the following documentation as "DUE PROOF OF DEATH":

- a certified copy of a death certificate;

- a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

- any other proof acceptable to us.

DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greater of:
(1) the Contract Value, and (2) the "SETTLEMENT VALUE," which is the Contract Value, adjusted by any Market Value Adjustment, less withdrawal charges and taxes. We will calculate the value of the death benefit as of the date we receive a complete request for payment of the death benefit.

DEATH BENEFIT PAYMENTS
Upon death of the Contract owner, the new Contract owner generally has the following 3 options:

1. receive the Settlement Value within 5 years of the date of death;

2. receive the death benefit in a lump sum; or

3. apply the death benefit to an Income Plan, with income payments beginning within one year of the date of death. Income payments must be made over the life of the new Contract owner, or a period not to exceed the life expectancy of the new Contract owner.

Options 2 and 3 above are available only if you elect one of these options and we receive Due Proof of Death within 180 days of the date of death. We reserve the right to waive the 180 day limit on a non-discriminatory basis.

If the new Contract owner is a non-natural person, the new Contract owner must elect to receive the death benefit in a lump sum. If we receive Due Proof of Death within 180 days of the date of death, we will pay a death benefit. Otherwise, we will pay a Settlement Value.

An Annuitant is necessary to continue the Contract between the date of the Contract owner's death and the final distribution. If there is no Annuitant, the new Annuitant will be the youngest new Contract owner.

If the surviving spouse of the deceased Contract owner is the new Contract owner, then the spouse may elect Options 2 or 3 listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

If the Contract owner is not the Annuitant and the Annuitant dies, then the Contract owner has the following 3 options:

1. continue the Contract as if the death had not occurred;

2. receive the death benefit in a lump sum; or

3. apply the death benefit to an Income Plan, which must begin within 1 year of the date of death and must be for a period equal to or less than the life expectancy of the Contract owner.

For Options 1 and 3, the new Annuitant will be the youngest Contract owner unless the Contract owner names a different Annuitant. Options 1 and 3 are not available if the Contract owner is a non-natural person.

Options 2 and 3 above are only available if you elect one of these options and we receive Due Proof of Death within 180 days of the date of death. We reserve the right to waive the 180 day limit on a non-discriminatory basis.

PLEASE REFER TO YOUR CONTRACT FOR MORE DETAILS ON THE ABOVE OPTIONS.

                            12     PROSPECTUS

MORE INFORMATION
-------------------------------------------------------------------

ALLSTATE NEW YORK
Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of New York. From 1967 to 1978, Allstate New York was known as "Financial Life Insurance Company". From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Allstate New York is currently licensed to operate in New York. Our home office is located at One Allstate Drive, Farmingville, New York 11738. Our service address is
P.O. Box 94038, Palatine, IL 60094.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+g rating to Allstate New York due to its group affiliation with Allstate Life. Standard & Poor's assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to Allstate New York, sharing the same ratings of its parent, Allstate Life. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.

THE CONTRACT
DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc. The Contracts are available through financial institutions and broker-dealers that have entered into a distribution agreement with ALFS.

We may pay up to a maximum sales commission of 8 1/2%, both upon sale of the Contract and upon renewal of a Guarantee Period.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

QUALIFIED PLANS
If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

LEGAL MATTERS
Foley & Lardner, Washington, D.C., has advised Allstate New York on certain federal securities law matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

TAXES
-------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. WE MAKE NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax advisor.

TAXATION OF ALLSTATE NEW YORK
Allstate New York is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code ("Tax Code").

                            13     PROSPECTUS

TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract value until a distribution occurs. This rule applies only where the owner is a natural person. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Contracts will generally be treated as held by a natural person if the nominal owner is a trust that holds the Contract for the benefit of a natural person. Please see a competent tax advisor to discuss other possible exceptions to the non-natural owner rule.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a partial withdrawal under a qualified Contract, the portion of the payment that is not taxable is equal to the payment times the ratio of the investment in the contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) to the contract value.

You should contact a competent tax advisor about the potential tax consequences of a Market Value Adjustment, as no definitive guidance exists on the proper tax treatment of Market Value Adjustments. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are taxable only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not taxable. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

- made on or after the date the individual attains age 59 1/2,

- made to a beneficiary after the owner's death,

- attributable to the owner being disabled, or

- for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain qualified contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. The amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF ANNUITY DEATH BENEFITS. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as an annuity payment.

IRS REQUIRED DISTRIBUTION AT DEATH RULES. To qualify as an annuity contract for federal income tax purposes, a non-Qualified Contract must provide:

1. if any Contract owner dies on or after the annuity start date, but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the owner's death;

2. if any Contract owner dies prior to the annuity start date, the entire interest in the Contract must be distributed within 5 years after the date of the owner's death.

The 5-year requirement is satisfied if:

- any portion of the Contract owner's interest which is payable to a designated beneficiary is distributed over the life of such beneficiary (or over a period not extending beyond the life expectancy of the beneficiary), and

- the distributions begin within 1 year of the Contract owner's death.

If the Contract owner's designated beneficiary is a surviving spouse, the Contract may be continued with the surviving spouse as the new owner. If the owner of the Contract is a non-natural person, the Annuitant is treated as the owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person is treated as the death of the owner.

                            14     PROSPECTUS

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

- made on or after the date the owner attains age 59 1/2;

- made as a result of the owner's death or disability;

- made in substantially equal periodic payments over the owner's life or life expectancy;

- made under an immediate annuity; or

- attributable to investment in the contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from Qualified Contracts.

Aggregation of Annuity Contracts. All non-qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

TAX QUALIFIED CONTRACTS
The Contract may be used with several types of qualified plans. The income on qualified plan and IRA investments is tax deferred and annuities held by such plans do not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity in a qualified plan or IRA. Allstate New York reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed below. The tax rules applicable to participants in qualified plans vary according to the type of plan and the terms and conditions of the plan. Qualified plan participants, and Contract owners, Annuitants and Beneficiaries under the Contract may be subject to the terms and conditions of the qualified plan regardless of the terms of the Contract.

TYPES OF QUALIFIED PLANS
IRAS. Section 408 of the Code permits eligible individuals to contribute to an individual retirement plan known as an IRA. IRAs are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. An IRA generally may not provide life insurance, but it may provide a death benefit that equals the greater of the premiums paid or the Contract value. The Contract provides a death benefit that in certain situations, may exceed the greater of the payments or the contract value. If the IRS treats the death benefit as violating the prohibition on investment in life insurance contracts, the Contract would not qualify as an IRA.

ROTH IRAS. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement plan known as a Roth IRA. Roth IRAs are subject to limitations on the amount that can be contributed. In certain instances, distributions from Roth IRAs are excluded from gross income. Subject to certain limits, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth IRA. The taxable portion of a conversion or rollover distribution is included in gross income, but is exempt from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows employers to establish simplified employee pension plans for their employees using the employees' IRAs if certain criteria are met. Under these plans the employer may, within limits, make deductible contributions on behalf of the employees to their individual retirement annuities. Employers intending to use the contract in connection with such plans should seek competent advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections
408(p) and 401(k) of the Tax Code allow employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an employee's IRA to hold the assets, or as a Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or non-elective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code permits public school employees and employees of certain types of tax-exempt organizations (specified in Section 501(c)(3) of the Code) to have their employers purchase Contracts for them. Subject to certain limitations, a Section 403(b) plan allows an employer to exclude the purchase payments from the employees' gross income. A Contract used for a Section 403(b) plan must provide that distributions attributable to salary reduction contributions made after December 31, 1988, and all earnings on salary reduction contributions, may be made only:

1. on or after the date the employee:

- attains age 59 1/2,

- separates from service,

- dies, or

- becomes disabled; or

2. on account of hardship (earnings on salary reduction contributions may not be distributed for hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.

                            15     PROSPECTUS

Corporate and Self-Employed Pension and Profit Sharing Plans. Sections
401(a) and 403(a) of the Tax Code permit corporate employers to establish various types of tax favored retirement plans for employees. The Tax Code permits self-employed individuals to establish tax favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of Contracts to provide benefits under the plans.

State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current income taxes. The employees must be participants in an eligible deferred compensation plan. Employees with Contracts under the plan are considered general creditors of the employer. The employer, as owner of the Contract, has the sole right to the proceeds of the Contract. Under these plans, contributions made for the benefit of the employees will not be taxable to the employees until distributed from the plan. However, all compensation deferred under a 457 plan must remain the sole property of the employer. As property of the employer, the assets of the plan are subject only to the claims of the employer's general creditors, until such time as the assets become available to the employee or a beneficiary.

INCOME TAX WITHHOLDING
Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a 'direct rollover' of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

- required minimum distributions, or

- a series of substantially equal periodic payments made over a period of at least 10 years, or,

- over the life (joint lives) of the participant (and beneficiary).

Allstate New York may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts, or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election to not have taxes withheld.

EXPERTS
-------------------------------------------------------------------

The financial statements and the related financial statement schedules incorporated in these prospectuses by reference from Allstate New York's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ANNUAL REPORTS AND OTHER DOCUMENTS
-------------------------------------------------------------------

ALLSTATE NEW YORK'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 ("FORM 10K ANNUAL REPORT") IS INCORPORATED HEREIN BY REFERENCE, WHICH MEANS THAT IT IS LEGALLY A PART OF THIS PROSPECTUS.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the Securities and Exchange Commission ("SEC") under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000838759. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington,
D.C. 20549. For more information

                            16     PROSPECTUS
on the operations of the SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at 300 N. Milwaukee Ave., Vernon Hills, IL 60061 (telephone:
1-800-692-4682).

ANNUAL STATEMENTS
At least once a year prior to the Payout Start Date, we will send you a statement containing information about your Contract Value. For more information, please contact your financial advisor or call our customer support unit at 1-800-692-4682.

                            17     PROSPECTUS

APPENDIX A
MARKET VALUE ADJUSTMENT
-------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I    =    the effective annual interest crediting rate for that
          Guarantee Period;

N    =    the number of complete days from the date of withdrawal to the end of the Guarantee Period; and

J    =    the current initial or current renewal interest rate
          credited for a withdrawal from an initial or renewal
          guarantee period, respectively, on the date the withdrawal request is received for a Guarantee Period of duration N. If a Guarantee Period of duration N is not currently being
          offered, J will be determined by linear interpolation
          (weighted average) between the two nearest periods being
          offered. If N is less than or equal to 365 days, J will be the rate for a Guarantee Period of duration 365.

For any withdrawal, if J is not available, J will be equal to the most recent Moody's Monthly Corporate Bond Yield Average (for the applicable duration) as published by Moody's Investor Services, Inc.
In the event that the Moody's Monthly Corporate Bond Yield Average is no longer available, a suitable replacement index, subject to the approval of the New York Insurance Department, would be utilized.

The Market Value Adjustment factor is determined from the following formula:

                             .9 X (I - J) X (N/365)

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount withdrawn (in excess of the Preferred Withdrawal Amount) from a Guarantee Period at any time other than during the 10 day period after such Guarantee Period expires. The Market Value Adjustment may also be applied to your Contract Value in determining the amount of the death benefit.

EXAMPLES OF MARKET VALUE ADJUSTMENT
-------------------------------------------------------------------

Purchase Payment:  $10,000 allocated to a Guarantee
                   Period
Guarantee Period:  5 years
Interest Rate:     4.50%
Full Surrender:    End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUMES DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of
Contract Year 3:                                    $10,000.00 X (1.045) to the power of 3 =
                                                    $11,411.66

Step 2. Calculate the Amount in excess of the
Preferred Withdrawal Amount:                        Preferred Withdrawal Amount
                                                    (.10 X 10,000) = $1,000
                                                    Amount in Excess: $11,411.66 - $1,000 = $10,411.66

Step 3. Calculate the Withdrawal Charge:            .0225 (represents 1/2 of interest rate of 0.45) X
                                                    $10,411.66 = $234.26

Step 4. Calculate the Market Value Adjustment:      I  =  4.5%
                                                    J  =  4.2%
                                                    N =  730 days
                                                    Market Value Adjustment Factor: .9 X (I - J) X
                                                    N/365
                                                    = .9 X (.045 - .042) X (730/365) = .0054
                                                    Market Value Adjustment = Market Value Adjustment
                                                    Factor X Amount Subject to Market Value
                                                    Adjustment:
                                                    = .0054 X $10,411.66 = $56.22

Step 5. Calculate the amount received by a
Contract owner as a result of full withdrawal at
the end of Contract Year 3:                         $11,411.66 - $234.26 + $56.22 = $11,233.62

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of
Contract Year 3:                                    $10,000.00 X (1.045)to the power of 3 = $11,411.66

Step 2. Calculate the Amount in excess of the
Preferred Withdrawal Amount:                        Preferred Withdrawal Amount
                                                    (.10 X 10,000) = $1,000
                                                    Amount in Excess: $11,411.66 - 1,000 = $10,411.66

Step 3. Calculate the Withdrawal Charge:            .0225 (represents 1/2 of interest rate of 0.45) X
                                                    $10,411.66 = $234.26

Step 4. Calculate the Market Value Adjustment:      I  =  4.5%
                                                    J  =  4.8%
                                                    N =  730 days
                                                    Market Value Adjustment Factor: .9 X (I - J) X
                                                    N/365
                                                    = .9 X (.045 - .048) X (730/365) = -.0054
                                                    Market Value Adjustment = Market Value Adjustment
                                                    Factor X Amount Subject to Market Value Adjustment
                                                    = -.0054 X $10,411.66 = -$56.22

Step 5. Calculate the amount received by a
Contract owner as a result of full withdrawal at
the end of Contract Year 3:                         $11,411.66 - $234.26 - $56.22 = $11,121.18

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

THE CUSTOM ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
P.O. BOX 94038
PALATINE, IL 60094-4038
TELEPHONE NUMBER: 1-800-256-9392                  PROSPECTUS DATED MAY 1, 2001

--------------------------------------------------------------------------------

Allstate Life Insurance Company of New York ("ALLSTATE NEW YORK") is offering The Custom Annuity, an individual single premium deferred annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contracts are available through Morgan Stanley DW Inc., the principal underwriter for the Contracts.
--------------------------------------------------------------------------------


                   THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                   DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                   HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
                   PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
    IMPORTANT      FEDERAL CRIME.
     NOTICES
                   INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                   INCLUDING POSSIBLE LOSS OF PRINCIPAL.
                   THE CONTRACTS ARE AVAILABLE ONLY IN NEW YORK.

                                   PROSPECTUS

TABLE OF CONTENTS
-------------------------------------------------------------------

                                                                        PAGE
----------------------------------------------------------------------------
OVERVIEW
----------------------------------------------------------------------------
   Important Terms                                                        3
----------------------------------------------------------------------------
   The Contract At A Glance                                               4
----------------------------------------------------------------------------
   How the Contract Works                                                 5
----------------------------------------------------------------------------
CONTRACT FEATURES
----------------------------------------------------------------------------
   The Contract                                                           6
----------------------------------------------------------------------------
   Purchases and Contract Value                                           7
----------------------------------------------------------------------------
   Guarantee Periods                                                      8
----------------------------------------------------------------------------
   Expenses                                                               9
----------------------------------------------------------------------------
   Access To Your Money                                                  10
----------------------------------------------------------------------------
   Income Payments                                                       11
----------------------------------------------------------------------------
   Death Benefits                                                        12
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                                        PAGE

OTHER INFORMATION
----------------------------------------------------------------------------
   More Information:                                                     13
----------------------------------------------------------------------------
      Allstate New York                                                  13
----------------------------------------------------------------------------
      The Contract                                                       13
----------------------------------------------------------------------------
      Qualified Plans                                                    13
----------------------------------------------------------------------------
      Legal Matters                                                      13
----------------------------------------------------------------------------
   Taxes                                                                 13
----------------------------------------------------------------------------
   Experts                                                               16
----------------------------------------------------------------------------
   Annual Reports and Other Documents                                    16
----------------------------------------------------------------------------
APPENDIX A -- MARKET VALUE ADJUSTMENT                                   A-1
----------------------------------------------------------------------------

                            2      PROSPECTUS

IMPORTANT TERMS
-------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
--------------------------------------------------------------------------------
   Accumulation Phase                                                          5
--------------------------------------------------------------------------------
   Allstate New York ("We")                                                   13
--------------------------------------------------------------------------------
   Annuitant                                                                   6
--------------------------------------------------------------------------------
   Beneficiary                                                                 6
--------------------------------------------------------------------------------
   Cancellation Period                                                         7
--------------------------------------------------------------------------------
   Contract                                                                   13
--------------------------------------------------------------------------------
   Contract Owner ("You")                                                      5
--------------------------------------------------------------------------------
   Contract Value                                                              7
--------------------------------------------------------------------------------
   Due Proof of Death                                                         12
--------------------------------------------------------------------------------
   Guarantee Periods                                                           8
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                            PAGE
   Income Plans                                                               11
--------------------------------------------------------------------------------
   Issue Date                                                                  5
--------------------------------------------------------------------------------
   Market Value Adjustment                                                     9
--------------------------------------------------------------------------------
   Payout Phase                                                                5
--------------------------------------------------------------------------------
   Payout Start Date                                                          11
--------------------------------------------------------------------------------
   Preferred Withdrawal Amount                                                10
--------------------------------------------------------------------------------
   Qualified Contracts                                                        13
--------------------------------------------------------------------------------
   SEC                                                                        16
--------------------------------------------------------------------------------
   Settlement Value                                                           12
--------------------------------------------------------------------------------
   Systematic Withdrawal Program                                              10
--------------------------------------------------------------------------------

                            3      PROSPECTUS

THE CONTRACT AT A GLANCE
-------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

SINGLE PAYMENT                              You can purchase a Contract with as little as $1,000 (we may increase the minimum to $4,000 in the future).
--------------------------------------------------------------------------------------------------------

RIGHT TO CANCEL                             You may cancel your Contract within 10 days of receipt
                                            ("CANCELLATION PERIOD") and receive a full refund of your
                                            purchase payment.
--------------------------------------------------------------------------------------------------------

EXPENSES                                    -  A withdrawal charge will apply to withdrawals made during the initial Guarantee Period. Withdrawal charges will be
                                               the lesser of (a) the amount withdrawn in excess of the
                                               Preferred Withdrawal Amount times one half of the
                                               interest rate for the Guarantee Period, or (b) interest
                                               earned on the amount withdrawn (certain limits may apply
                                               to reduce this charge). The charge will not exceed 10% of
                                               the amount withdrawn, reduced by 1% for every year the
                                               contract is in force times the sum of the amount
                                               withdrawn and the Market Value Adjustment described
                                               below).
                                            -  State premium tax (New York currently does not impose
                                               one)
--------------------------------------------------------------------------------------------------------

GUARANTEED INTEREST                         The Contract offers fixed interest rates that we guarantee for specified periods we call "GUARANTEE PERIODS." To find out what the current rates are on the Guarantee Periods,
                                            call us at 1-800-256-9392.
--------------------------------------------------------------------------------------------------------

SPECIAL SERVICES                            For your convenience, we offer a SYSTEMATIC WITHDRAWAL
                                            PROGRAM.
--------------------------------------------------------------------------------------------------------

INCOME PAYMENTS                             The Contract offers three income payment plans:
                                            -  life income with guaranteed payments
                                            -  a joint and survivor life income with guaranteed payments
                                            -  guaranteed payments for a specified period (5 to 30
                                               years)
--------------------------------------------------------------------------------------------------------

DEATH BENEFITS                              If you or the ANNUITANT dies before the PAYOUT START DATE, we will pay the death benefit described in the Contract.
--------------------------------------------------------------------------------------------------------

WITHDRAWALS                                 You may withdraw some or all of your Contract value
                                            ("CONTRACT VALUE") at any time prior to the Payout Start
                                            Date. If you withdraw Contract Value from a Guarantee Period before its maturity, a withdrawal charge, MARKET VALUE
                                            ADJUSTMENT, and taxes (including a 10% penalty tax for
                                            withdrawals before age 59 1/2) may apply.

                            4      PROSPECTUS

HOW THE CONTRACT WORKS
-------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in the Contract and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the "Payout Start Date", which is the date we apply your money to provide income payments. You allocate your purchase payment to a Guarantee Period that earns a fixed rate of interest that we declare periodically.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 11. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last income payment required by the Income Plan you select. During the Payout Phase, we guarantee the amount of your payments, which will remain fixed. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

         ISSUE           ACCUMULATION PHASE       PAYOUT START      PAYOUT
          DATE                                        DATE          PHASE
  ------------------------------------------------------------------------------------------------------------
  You buy               You save for          You elect to receive  You can receive       Or you can
  a Contract            retirement            income                income payments       receive income
                                              payments or receive   for a set period      payments for life
                                              a lump sum payment

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner or, if none, the BENEFICIARY, will exercise the rights and privileges provided by the Contract. SEE "THE CONTRACT." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if there is none, to your Beneficiary. SEE "Death Benefits."

Please call us at 1-800-256-9392 if you have any questions about how the Contract works.

                            5      PROSPECTUS

THE CONTRACT
-------------------------------------------------------------------

The Custom Annuity is a contract between you, the Contract owner, and Allstate New York, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

- the amount and timing of your withdrawals,

- the programs you want to use to withdraw money,

- the income payment plan you want to use to receive retirement income,

- the Annuitant (either yourself or someone else) on whose life the income payments will be based,

- the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

- any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary, may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum age of the oldest Contract Owner and the Annuitant cannot exceed age 80 as of the date we receive the completed application.

You can use the Contract with or without a "qualified plan." A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED CONTRACT" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page 15.

ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for specified periods). The Contract requires that there be an Annuitant at all times during the Accumulation Phase and on the Payout Start Date. The Annuitant must be a natural person. The maximum age of any Annuitant cannot exceed age 80 as of the date we receive the completed application.

You initially designate an Annuitant in your application. A Contract owner who is a natural person may change the Annuitant prior to the Payout Start Date. Once we receive your change request, any change will be effective at the time you sign the written notice. We are not liable for any payment we make or other action we take before receiving any written request from you. You may designate a joint Annuitant, who is a second person on whose life income payments depend.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. If the Contract owner is a natural person, we will determine the Beneficiary from the most recent request of the Contract owner.

If the Contract owner is a non-natural person, the Contract owner is also the Beneficiary, unless a different Beneficiary is named.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

- your spouse or, if he or she is no longer alive,

- your surviving children equally, or if you have no surviving children,

- your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT
Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. We will notify you of any changes. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT
We will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may otherwise assign periodic income payments under the

                            6      PROSPECTUS

Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES AND CONTRACT VALUE
-------------------------------------------------------------------

MINIMUM PURCHASE PAYMENT
Your purchase payment must be at least $1,000. We may increase the minimum to $4,000 in our sole discretion. We do not accept additional purchase payments on existing Contracts. We reserve the right to limit the maximum amount of purchase payment we will accept. We reserve the right to reject any application in our sole discretion.

ALLOCATION OF PURCHASE PAYMENT
You must select a Guarantee Period for your purchase payment from among those that we offer. A Guarantee Period is a period of years during which you will earn a guaranteed interest rate on your money. We will apply your purchase payment to the Guarantee Period you select within 7 days of the receipt of the payment and required issuing information.

RIGHT TO CANCEL
You may cancel your Contract within the Cancellation Period, which is 10 days following receipt of your Contract. If you exercise this right to cancel, the Contract terminates and we will pay you the full amount of your purchase payment or any greater amount your state may require.

CONTRACT VALUE
Your Contract Value at any time during the Accumulation Phase is equal to the purchase payment you have invested in the Guarantee Period, plus earnings thereon, and less any amounts previously withdrawn. Your Contract uses the term "Account Value" instead of "Contract Value."

                            7      PROSPECTUS

GUARANTEE PERIODS
-------------------------------------------------------------------

The purchase payment you allocate to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years.

The amount that you allocate to a Guarantee Period becomes part of our general account, which supports our insurance and annuity obligations. The general account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the general account, subject to applicable law. Any money you allocate to a Guarantee Period does not entitle you to share in the investment experience of the general account.

INTEREST RATES
We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, sales commissions and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your Financial Advisor or Allstate New York at 1-800-256-9392. The interest rate will never be less than the minimum guaranteed rate stated in the Contract.

HOW WE CREDIT INTEREST
We will credit interest to your purchase payment from the Issue Date. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment               $10,000
Guarantee Period               5 years
Annual Interest Rate             4.50%

                                                                                  END OF CONTRACT YEAR
                                                             --------------------------------------------------------------
                                                               YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5
---------------------------------------------------------------------------------------------------------------------------
Beginning Contract Value                                     $10,000.00
X (1 + Annual Interest Rate)                                    X 1.045
                                                             ----------
                                                             $10,450.00
Contract Value at end of Contract Year                                    $10,450.00
X (1 + Annual Interest Rate)                                                 X 1.045
                                                                          ----------
                                                                          $10,920.25
Contract Value at end of Contract Year                                                 $10,920.25
X (1 + Annual Interest Rate)                                                              X 1.045
                                                                                       ----------
                                                                                       $11,411.66
Contract Value at end of Contract Year                                                              $11,411.66
X (1 + Annual Interest Rate)                                                                           X 1.045
                                                                                                    ----------
                                                                                                    $11,925.19
Contract Value at end of Contract Year                                                                           $11,925.19
X (1 + Annual Interest Rate)                                                                                        X 1.045
                                                                                                                 ----------
                                                                                                                 $12,461.82
Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82 - $10,000)
---------------------------------------------------------------------------------------------------------------------------

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

                            8      PROSPECTUS

RENEWALS
At least 35 calendar days prior to the end of each Guarantee Period, we will mail you a notice listing your renewal options. During the 10-day period after the end of the Guarantee Period, you may:

1. Take no action. We will automatically apply your money to a one-year renewal Guarantee Period. The new interest rate will be set at the time of renewal; or

2. Instruct us to apply your money to a new Guarantee Period from among those that may be available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for the new Guarantee Period; or

3. Withdraw all or a portion of your money without incurring a withdrawal charge or a Market Value Adjustment. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

During the first 10 days of a renewal Guarantee Period, any amount withdrawn will not reflect any interest earned during the 10-day period.

MARKET VALUE ADJUSTMENT
All withdrawals from a Guarantee Period, other than those taken during the 10 day period after a Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment may also apply upon payment of a death benefit under a Contract.

We will not apply the Market Value Adjustment on:

- the Payout Start Date;

- withdrawals you take to satisfy IRS required distribution rules for the Contract; or

- withdrawals within the Preferred Withdrawal Amount, described under "Expenses" on page 9.

We apply the Market Value Adjustment to reflect changes in interest rates from the time the amount being withdrawn was allocated to a Guarantee Period to the time you withdraw it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the effective annual interest crediting rate for a period equal to the Guarantee Period at its inception to the interest crediting rate for a period equal to the time remaining in the Guarantee Period when you remove your money. See "Appendix A" for a more detailed description.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly from the time you make a purchase payment, the Market Value Adjustment, withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than your purchase payment plus interest at the minimum guaranteed interest rate under the Contract. However, we guarantee that the amount received upon surrender (prior to any withholding and before deduction for any applicable premium taxes) will be at least equal to your purchase payment less any prior partial withdrawals.

Generally, if the annual interest rate for the Guarantee Period is lower than the applicable current annual interest rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you. Conversely, if the annual interest rate for the Guarantee Period is higher than the applicable current annual interest rate, then the Market Value Adjustment will result in a higher amount payable to you.

For example, assume that you purchase a Contract and select an initial Guarantee Period of 5 years that has an annual interest rate of 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current interest rate for a 2 year Guarantee Period is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current interest rate for the 2 year Guarantee Period is 5.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

EXPENSES
-------------------------------------------------------------------

As a Contract owner, you will bear the charges and expenses described below.

WITHDRAWAL CHARGE
We may assess a withdrawal charge to amounts you withdraw prior to the end of the initial Guarantee Period. During each year (as measured from the commencement of

                            9      PROSPECTUS
a Guarantee Period), you can withdraw up to 10% of the amount of the funds allocated to that Guarantee Period without paying the withdrawal charge or a Market Value Adjustment. Unused portions of this 10% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future years. We will deduct withdrawal charges, if applicable, from the amount paid.

The amount of the withdrawal charge equals the lesser of:

A. one-half the interest crediting rate for the Guarantee Period multiplied by the amount withdrawn in excess of the Preferred Withdrawal Amount; or

B. interest earned on the amount withdrawn.

The amount of the withdrawal charge will not exceed 10% of the withdrawal amount, reduced by 1% for every year the Contract is in force, multiplied by the sum of: (1) the amount withdrawn; and (2) the Market Value Adjustment.

We do not apply a withdrawal charge in the following situations:

- withdrawals taken to satisfy IRS minimum distribution rules for the Contract

- on the Payout Start Date; or

- money withdrawn within 10 days after the expiration of a Guarantee Period to which it had been allocated.

Withdrawals may be subject to tax penalties or income tax. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES
Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

ACCESS TO YOUR MONEY
-------------------------------------------------------------------

You can withdraw some or all of your money at any time prior to the Payout Start Date. You may not make any withdrawals or surrender your Contract once the Payout Phase has begun.

The minimum withdrawal amount is $100.00. If the amount you withdraw reduces your Contract Value to less than $1,000, we will treat the withdrawal request as a request for total withdrawal and the Contract will terminate.

The amount you receive may be reduced by a withdrawal charge, income tax withholding, 10% tax penalty, and any applicable premium taxes. The amount you receive may be increased or reduced by a Market Value Adjustment.

If you request a total withdrawal, we may require that you return your Contract to us. If we receive your request for a total withdrawal during the 10-day period following the end of a Guarantee Period, we will pay you the Contract Value as of the end of the Guarantee Period (less any applicable premium tax and withholding).

POSTPONEMENT OF PAYMENTS
We may defer payment of withdrawals for up to 6 months from the date we receive your withdrawal request.

SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $100. We will deposit systematic withdrawal payments into your bank account or a Morgan Stanley Dean Witter Active Assets-TM- Account. Please consult with your Morgan Stanley Dean Witter Financial Advisor for details.

Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

RETURN OF PURCHASE PAYMENT GUARANTEE
When you withdraw your money, a withdrawal charge and a Market Value Adjustment may apply. However, if you decide to surrender your Contract, we guarantee that the amount you receive upon surrender will never be less than your purchase payment, less amounts previously withdrawn (prior to withholding and the deduction of any taxes if applicable). Premium taxes, tax penalties and income tax withheld may reduce the amount you receive on surrender to less than your purchase payment. This guarantee does not apply to earnings on your purchase payment. The renewal of a Guarantee Period does not in any way change this guarantee.

                            10     PROSPECTUS

INCOME PAYMENTS
-------------------------------------------------------------------

PAYOUT START DATE
The Payout Start Date is the day we apply your Contract Value less any applicable taxes, to an Income Plan. The Payout Start Date must be:

- at least 30 days after the Issue Date; and

- no later than the Annuitant's 85th birthday, or the 10th Contract anniversary, if later, but not to exceed the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designated. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals or change your choice of Income Plan.

The three Income Plans available under the Contract are:

INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED
PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 -- GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD
(5 TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the life of the Annuitant. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amount of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

We may make other Income Plans available, including ones that you and we agree upon. You may obtain information about them by writing or calling us. If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

We will apply your Contract Value, less applicable taxes, to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000, or if your monthly payments would be less than $20, we may:

- pay you the Contract Value, less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

- reduce the frequency of your payments so that each payment will be at least
  $20.

INCOME PAYMENTS
We guarantee income payment amounts for the duration of the Income Plan. We calculate income payments by:

1. determining your Contract Value on the Payout Start Date;

2. deducting any applicable tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to six months or such shorter time state law may require. If we defer such payments for 10 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in

                            11     PROSPECTUS
connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS
-------------------------------------------------------------------

The Contract offers a death benefit prior to the Payout Start Date on the earlier of:

1. the death of any Contract owner, or

2. the death of the Annuitant.

We will pay the death benefit to the new Contract owner as determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary.

A claim for a distribution on death must include Due Proof of Death. We will accept the following documentation as "DUE PROOF OF DEATH":

- a certified copy of a death certificate;

- a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

- any other proof acceptable to us.

DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greater of:
(1) the Contract Value, and (2) the "SETTLEMENT VALUE," which is the Contract Value, adjusted by any Market Value Adjustment, less withdrawal charges and taxes. We will calculate the value of the death benefit as of the date we receive a complete request for payment of the death benefit.

DEATH BENEFIT PAYMENTS
Upon death of the Contract owner, the new Contract owner generally has the following 3 options:

1. receive the Settlement Value within 5 years of the date of death;

2. receive the death benefit in a lump sum; or

3. apply the death benefit to an Income Plan, with income payments beginning within one year of the date of death. Income payments must be made over the life of the new Contract owner, or a period not to exceed the life expectancy of the new Contract owner.

Options 2 and 3 above are available only if you elect one of these options and we receive Due Proof of Death within 180 days of the date of death. We reserve the right to waive the 180 day limit on a non-discriminatory basis.

If the new Contract owner is a non-natural person, the new Contract owner must elect to receive the death benefit in a lump sum. If we receive Due Proof of Death within 180 days of the date of death, we will pay a death benefit. Otherwise, we will pay a Settlement Value.

An Annuitant is necessary to continue the Contract between the date of the Contract owner's death and the final distribution. If there is no Annuitant, the new Annuitant will be the youngest new Contract owner.

If the surviving spouse of the deceased Contract owner is the new Contract owner, then the spouse may elect Options 2 or 3 listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

If the Contract owner is not the Annuitant and the Annuitant dies, then the Contract owner has the following 3 options:

1. continue the Contract as if the death had not occurred;

2. receive the death benefit in a lump sum; or

3. apply the death benefit to an Income Plan, which must begin within 1 year of the date of death and must be for a period equal to or less than the life expectancy of the Contract owner.

For Options 1 and 3, the new Annuitant will be the youngest Contract owner unless the Contract owner names a different Annuitant. Options 1 and 3 are not available if the Contract owner is a non-natural person.

Options 2 and 3 above are only available if you elect one of these options and we receive Due Proof of Death within 180 days of the date of death. We reserve the right to waive the 180 day limit on a non-discriminatory basis.

PLEASE REFER TO YOUR CONTRACT FOR MORE DETAILS ON THE ABOVE OPTIONS.

                            12     PROSPECTUS

MORE INFORMATION
-------------------------------------------------------------------

ALLSTATE NEW YORK
Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of New York. From 1967 to 1978, Allstate New York was known as "Financial Life Insurance Company". From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Allstate New York is currently licensed to operate in New York. Our home office is located at One Allstate Drive, Farmingville, New York 11738. Our service address is
P.O. Box 94038, Palatine, IL 60094.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+g rating to Allstate New York due to its group affiliation with Allstate Life. Standard & Poor's assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to Allstate New York, sharing the same ratings of its parent, Allstate Life. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.

THE CONTRACT
*Morgan Stanley DW Inc., located at Two World Trade Center, 74th Floor, New York, NY 10048, serves as principal underwriter of the Contracts. Morgan Stanley DW Inc. is a wholly owned subsidiary of Morgan Stanley Dean Witter & Co. Morgan Stanley DW Inc. is a registered broker-dealer under the Securities Exchange Act of 1934, as amended ("Exchange Act") and is a member of the National Association of Securities Dealers. Morgan Stanley DW Inc. is also registered with the Securities and Exchange Commission as an investment adviser.

We may pay up to a maximum sales commission of 8% both upon sale of the Contract and upon renewal of a Guarantee Period.

The General Agency Agreement between Allstate New York and Morgan Stanley DW Inc. provides that Allstate New York will indemnify Morgan Stanley DW Inc. for certain damages that may be caused by actions, statements or omissions by Allstate New York.

QUALIFIED PLANS
If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

LEGAL MATTERS
Foley & Lardner, Washington, D.C., has advised Allstate New York on certain federal securities law matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

* Effective April 2, 2001, Dean Witter Reynolds, Inc. changed its name to Morgan Stanley DW Inc.

TAXES
-------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. WE MAKE NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax advisor.

TAXATION OF ALLSTATE NEW YORK
Allstate New York is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code ("Tax Code").

                            13     PROSPECTUS

TAXATION OF ANNUITIES IN GENERAL
TAX DEFERRAL. Generally, you are not taxed on increases in the Contract value until a distribution occurs. This rule applies only where the owner is a natural person. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Contracts will generally be treated as held by a natural person if the nominal owner is a trust that holds the Contract for the benefit of a natural person. Please see a competent tax advisor to discuss other possible exceptions to the nonnatural owner rule.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income.

If you make a partial withdrawal under a qualified Contract, the portion of the payment that is not taxable is equal to the payment times the ratio of the investment in the contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) to the contract value.

You should contact a competent tax advisor about the potential tax consequences of a Market Value Adjustment, as no definitive guidance exists on the proper tax treatment of Market Value Adjustments. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are taxable only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not taxable. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

- made on or after the date the individual attains age 59 1/2,

- made to a beneficiary after the owner's death,

- attributable to the owner being disabled, or

- for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain qualified contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. The amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF ANNUITY DEATH BENEFITS. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as an annuity payment.

IRS REQUIRED DISTRIBUTION AT DEATH RULES. To qualify as an annuity contract for federal income tax purposes, a non-Qualified Contract must provide:

1. if any Contract owner dies on or after the annuity start date, but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the owner's death;

2. if any Contract owner dies prior to the annuity start date, the entire interest in the Contract must be distributed within 5 years after the date of the owner's death.

The 5-year requirement is satisfied if:

- any portion of the Contract owner's interest which is payable to a designated beneficiary is distributed over the life of such beneficiary (or over a period not extending beyond the life expectancy of the beneficiary), and

- the distributions begin within 1 year of the Contract owner's death.

If the Contract owner's designated beneficiary is a surviving spouse, the Contract may be continued with the surviving spouse as the new owner. If the owner of the Contract is a non-natural person, the Annuitant is treated as the owner

                            14     PROSPECTUS
for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person is treated as the death of the owner.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

- made on or after the date the owner attains age 59 1/2;

- made as a result of the owner's death or disability;

- made in substantially equal periodic payments over the owner's life or life expectancy;

- made under an immediate annuity; or

- attributable to investment in the contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from Qualified Contracts.

AGGREGATION OF ANNUITY CONTRACTS. All non-qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

TAX QUALIFIED CONTRACTS
The Contract may be used with several types of qualified plans. The income on qualified plan and IRA investments is tax deferred and annuities held by such plans do not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity in a qualified plan or IRA. Allstate New York reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed below. The tax rules applicable to participants in qualified plans vary according to the type of plan and the terms and conditions of the plan. Qualified plan participants, Contract owners, Annuitants, and Beneficiaries under the Contract may be subject to the terms and conditions of the qualified plan regardless of the terms of the Contract.

TYPES OF QUALIFIED PLANS

IRAS. Section 408 of the Code permits eligible individuals to contribute to an individual retirement plan known as an IRA. IRAs are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. An IRA generally may not provide life insurance, but it may provide a death benefit that equals the greater of the premiums paid or the Contract value. The Contract provides a death benefit that in certain situations, may exceed the greater of the payments or the contract value. If the IRS treats the death benefit as violating the prohibition on investment in life insurance contracts, the Contract would not qualify as an IRA.

ROTH IRAS. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement plan known as a Roth IRA. Roth IRAs are subject to limitations on the amount that can be contributed. In certain instances, distributions from Roth IRAs are excluded from gross income. Subject to certain limits, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth IRA. The taxable portion of a conversion or rollover distribution is included in gross income, but is exempt from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows employers to establish simplified employee pension plans for their employees using the employees' IRAs if certain criteria are met. Under these plans the employer may, within limits, make deductible contributions on behalf of the employees to their individual retirement annuities. Employers intending to use the contract in connection with such plans should seek competent advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Tax Code allow employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an employee's IRA to hold the assets, or as a
Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code permits public school employees and employees of certain types of tax-exempt organizations (specified in Section 501(c)(3) of the Code) to have their employers purchase Contracts for them. Subject to certain limitations, a Section 403(b) plan allows an employer to exclude the purchase payments from the employees' gross income. A Contract used for a Section 403(b) plan must provide that distributions attributable to salary reduction contributions made after December 31, 1988, and all earnings on salary reduction contributions, may be made only:

1. on or after the date the employee:

- attains age 59 1/2,

- separates from service,

- dies, or

- becomes disabled; or

                            15     PROSPECTUS

2. on account of hardship (earnings on salary reduction contributions may not be distributed for hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Tax Code permit corporate employers to establish various types of tax favored retirement plans for employees. The Tax Code permits self-employed individuals to establish tax favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of Contracts to provide benefits under the plans.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current income taxes. The employees must be participants in an eligible deferred compensation plan. Employees with Contracts under the plan are considered general creditors of the employer. The employer, as owner of the Contract, has the sole right to the proceeds of the Contract. Under these plans, contributions made for the benefit of the employees will not be taxable to the employees until distributed from the plan. However, all compensation deferred under a 457 plan must remain the sole property of the employer. As property of the employer, the assets of the plan are subject only to the claims of the employer's general creditors, until such time as the assets become available to the employee or a beneficiary.

INCOME TAX WITHHOLDING
Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

- required minimum distributions, or

- a series of substantially equal periodic payments made over a period of at least 10 years, or,

- over the life (joint lives) of the participant (and beneficiary).

Allstate New York may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts, or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election to not have taxes withheld.

EXPERTS
-------------------------------------------------------------------

The financial statements and the related financial statement schedules incorporated in these prospectuses by reference from Allstate New York's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ANNUAL REPORTS AND OTHER DOCUMENTS
-------------------------------------------------------------------

ALLSTATE NEW YORK'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 ("FORM 10-K ANNUAL REPORT") IS INCORPORATED HEREIN BY REFERENCE, WHICH MEANS THAT IT IS LEGALLY A PART OF THIS PROSPECTUS.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the Securities and Exchange Commission ("SEC ") under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000838759. The SEC

                            16     PROSPECTUS
maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of the SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at 300 N. Milwaukee Ave., Vernon Hills, IL 60061 (telephone:
1-800-256-9392).

ANNUAL STATEMENTS
At least once a year prior to the Payout Start Date, we will send you a statement containing information about your Contract Value. For more information, please contact your Morgan Stanley Dean Witter Financial Advisor or call our customer support unit at 1-800-256-9392.

                            17     PROSPECTUS

APPENDIX A
MARKET VALUE ADJUSTMENT
-------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I    =    the effective annual interest crediting rate for that
          Guarantee Period;

N    =    the number of complete days from the date of withdrawal to the end of the Guarantee Period; and

J    =    the current initial or current renewal interest rate
          credited for a withdrawal from an initial or renewal
          guarantee period, respectively, on the date the withdrawal request is received for a Guarantee Period of duration N. If a Guarantee Period of duration N is not currently being
          offered, J will be determined by linear interpolation
          (weighted average) between the two nearest periods being
          offered. If N is less than or equal to 365 days, J will be the rate for a Guarantee Period of duration 365.

For any withdrawal, if J is not available, J will be equal to the most recent Moody's Monthly Corporate Bond Yield Average (for the applicable duration) as published by Moody's Investor Services, Inc.
In the event that the Moody's Monthly Corporate Bond Yield Average is no longer available, a suitable replacement index, subject to the approval of the New York Insurance Department, would be utilized.

The Market Value Adjustment factor is determined from the following formula:

                             .9 X (I - J) X (N/365)

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount withdrawn (in excess of the Preferred Withdrawal Amount) from a Guarantee Period at any time other than during the 10 day period after such Guarantee Period expires. The Market Value Adjustment may also be applied to your Contract Value in determining the amount of the death benefit.

EXAMPLES OF MARKET VALUE ADJUSTMENT
-------------------------------------------------------------------

Purchase Payment:  $10,000 allocated to a Guarantee
                   Period
Guarantee Period:  5 years
Interest Rate:     4.50%
Full Surrender:    End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUMES DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of
Contract Year 3:                                    $10,000.00 X (1.045) to the power of 3 =
                                                    $11,411.66

Step 2. Calculate the Amount in excess of the
Preferred Withdrawal Amount:                        Preferred Withdrawal Amount
                                                    (.10 X 10,000) = $1,000
                                                    Amount in Excess: $11,411.66 - $1,000 = $10,411.66

Step 3. Calculate the Withdrawal Charge:            .0225 (represents 1/2 of interest rate of 0.45) X
                                                    $10,411.66 = $234.26

Step 4. Calculate the Market Value Adjustment:      I  =  4.5%
                                                    J  =  4.2%
                                                    N =  730 days
                                                    Market Value Adjustment Factor: .9 X (I - J) X
                                                    N/365
                                                    = .9 X (.045 - .042) X (730/365) = .0054
                                                    Market Value Adjustment = Market Value Adjustment
                                                    Factor X Amount Subject to Market Value
                                                    Adjustment:
                                                    = .0054 X $10,411.66 = $56.22

Step 5. Calculate the amount received by a
Contract owner as a result of full withdrawal at
the end of Contract Year 3:                         $11,411.66 - $234.26 + $56.22 = $11,233.62

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of
Contract Year 3:                                    $10,000.00 X (1.045)to the power of 3 = $11,411.66

Step 2. Calculate the Amount in excess of the
Preferred Withdrawal Amount:                        Preferred Withdrawal Amount
                                                    (.10 X 10,000) = $1,000
                                                    Amount in Excess: $11,411.66 - 1,000 = $10,411.66

Step 3. Calculate the Withdrawal Charge:            .0225 (represents 1/2 of interest rate of 0.45) X
                                                    $10,411.66 = $234.26

Step 4. Calculate the Market Value Adjustment:      I  =  4.5%
                                                    J  =  4.8%
                                                    N =  730 days
                                                    Market Value Adjustment Factor: .9 X (I - J) X
                                                    N/365
                                                    = .9 X (.045 - .048) X (730/365) = -.0054
                                                    Market Value Adjustment = Market Value Adjustment
                                                    Factor X Amount Subject to Market Value Adjustment
                                                    = -.0054 X $10,411.66 = -$56.22

Step 5. Calculate the amount received by a
Contract owner as a result of full withdrawal at
the end of Contract Year 3:                         $11,411.66 - $234.26 - $56.22 = $11,121.18

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

        Registration fees....................$6,250
        Cost of printing and engraving.......$_______
        Legal fees...........................$4,000
        Accounting fees......................$[5,000]
        Mailing fees.........................$_______

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The By-laws of Allstate Life Insurance Company of New York ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 16.  EXHIBITS.

Exhibit No.    Description

(1)(a) Form of Underwriting Agreement with Morgan Stanley DW Inc. (Incorporated herein by reference to Post-Effective Amendment No. 13 to Form N-4 Registration Statement of Northbrook Variable Annuity Account II of Northbrook Life Insurance Company (File No. 033-35412) dated December 31, 1996.)

(1)(b) Form of Principal Underwriting Agreement with ALFS, Inc. (Incorporated herein by reference to Registrant's Pre-effective Amendment No. 1 to Form S-3 Registration Statement (File No. 333-44630) dated September 14, 2000.)

(2)  None

(4) Form of Allstate Life Insurance Company of New York Single Premium Deferred Annuity Contract and Application (Incorporated herein by reference to Post-Effective Amendment No. 5 to Registrant's Registration Statement (File No.033-47245) dated April 1, 1997.)

(5)  Opinion of General Counsel re: Legality filed herewith.

(8)  None

(11) None

(12) None

(15) None

(23)(a) Independent Auditors' Consent filed herewith.

(23)(b) Consent of Foley & Lardner filed herewith.

(24)(a) Powers of Attorney for Thomas J. Wilson, II, Michael J. Velotta, Margaret G. Dyer, Marla G. Friedman, John C. Lounds, J. Kevin McCarthy, Samuel H. Pilch, and Patricia W. Wilson (Incorporated herein by reference to Registrant's initial filing of its Form S-3 Registration Statement (File No. 333-44630) dated August 28, 2000.)

(24) (b) Powers of Attorney for Vincent A. Fusco, Steven C. Verney, Marcia D. Alazraki, Cleveland Johnson, Jr., Kenneth R. O'Brien, John R. Raben, Jr., and Sally A. Slacke filed herewith.

(25) None

(26) None

(27) Not applicable

(99) Form of Resolution of Board of Directors (Incorporated herein by reference to Post-Effective Amendment No. 5 to Registrant's Registration Statement (File No. 033-47245) dated April 1, 1997.)


ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Allstate Life Insurance Company of New York, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Northfield, State of Illinois on the 9th day of April, 2001.

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                  (REGISTRANT)

                                By: /s/MICHAEL J. VELOTTA
                                ------------------
                                Michael J. Velotta
                                Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 9th day of April, 2001.


*THOMAS J. WILSON, II          Chairman of the Board of Directors and President
----------------------         (Principal Executive Officer)
Thomas J. Wilson, II

/s/MICHAEL J. VELOTTA          Vice President, Secretary, General
----------------------         Counsel and Director
Michael J. Velotta

*SAMUEL H. PILCH               Controller
----------------------         (Principal Accounting Officer)
Samuel H. Pilch

**STEVEN C. VERNEY             Director and Vice President
----------------------         (Principal Financial Officer)
Steven C. Verney

*PATRICIA W. WILSON            Director and Assistant Vice President
----------------------
Patricia W. Wilson

*MARLA G. FRIEDMAN             Director and Vice President
----------------------
Marla G. Friedman

**VINCENT A. FUSCO             Director and Chief Operations Officer
----------------------
Vincent A. Fusco

*JOHN C. LOUNDS                Director
----------------------
John C. Lounds

*J. KEVIN MCCARTHY             Director
----------------------
J. Kevin McCarthy

*MARGARET G. DYER              Director
----------------------
Margaret G. Dyer

**MARCIA D. ALAZRAKI           Director
----------------------
Marcia D. Alazraki

**CLEVELAND JOHNSON, JR.       Director
----------------------
Cleveland Johnson, Jr.

**KENNETH R. O'BRIEN           Director
----------------------
Kenneth R. O'Brien

**JOHN R. RABEN, JR.           Director
----------------------
John R. Raben, Jr.

**SALLY A. SLACKE              Director
----------------------
Sally A. Slacke

*By Michael J. Velotta pursuant to Power of Attorney previously filed. **By Michael J. Velotta pursuant to Power of Attorney filed herewith.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.    Description
(5)            Opinion of General  Counsel  re: Legality
(23)(a)        Independent Auditors' Consent
(23)(b)        Consent of Attorneys
(24)(b)        Powers of Attorney for Vincent A. Fusco, Steven C. Verney,
               Marcia D. Alazraki, Cleveland Johnson, Jr., Kenneth R. O'Brien,
               John R. Raben, Jr., and Sally A. Slacke.